FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into as of this 24th day of September, 1996, by and between Park Crossing Partners Limited Partnership, an Illinois limited partnership
("Seller") and EEA Development, Inc., a            corporation ("Purchaser").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated September 16, 1996 ("Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement.

     B. Seller and Purchaser desire to amend the Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. The "Lender Inspection Period" as defined in Paragraph 7.1 of the Agreement shall be extended until September 30, 1996.

3. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

4. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         EEA Development, Inc., a            corporation

                         By:  /s/ Alexander Suto attorney at law
                              ----------------------------------
                         Name:    for purchaser
                              ----------------------------------
                         Its:
                              ----------------------------------


                         SELLER:

                         PARK CROSSING PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

                         By: Park Crossing Partners, Inc., an Illinois corporation, its general partner

                         By:  /s/ Daniel L. Charleston
                              -----------------------------------
                         Name:    Daniel L. Charleston
                              -----------------------------------
                         Its:     Authorized Agent
                              -----------------------------------
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